SUB-ITEM 77Q1(e)

A copy of the Investment Advisory Agreement between Registrant and Tributary Capital Management, LLC regarding Tributary Nebraska Tax-Free Fund, Exhibit(d)(1)(i) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 48 on December 30, 2015, accession number 0001435109-15-001218.

A copy of the Sub-Advisory Agreement between Tributary Capital Management, LLC and First National Fund Advisers, regarding Tributary Nebraska Tax-Free Fund, Exhibit(d)(3)(i) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 48 on December 30, 2015, accession number 0001435109-15-001218.